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                                             EXHIBIT 99.2

                                                            EXHIBIT 99.2

                                             VOTE BY TELEPHONE:

                                             Have your proxy card
                                             available when you CALL THE
                                             TOLL-FREE NUMBER
                                             1-800-250-9081 using a
                                             Touch-Tone phone. You will
                                             be prompted to enter your
                                             control number and then you
                                             can follow the simple
                                             prompts that will be
                                             presented to you to record
                                             your vote.

                                             VOTE BY INTERNET:

                                             Have your proxy card
                                             available when you ACCESS
                                             THE WEBSITE
                                             HTTP://WWW.VOTEFAST.COM.
                                             You will be prompted to
                                             enter your control number
                                             and then you can follow the
                                             simple prompts that will be
                                             presented to you to record
                                             your vote.

                                             Ohio law allows proxy
                                             voting by electronic means.

                                             VOTE BY MAIL:

                                             Please mark, sign and date
                                             your proxy card and return
                                             it in the postage-paid
                                             envelope provided or return
                                             it to: Corporate Election
                                             Services, P.O. Box 1150,
                                             Pittsburgh, Pennsylvania
                                             15230.

            VOTE BY TELEPHONE
         Call TOLL-FREE using a
            Touch-Tone phone
             1-800-250-9081

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!


        Your telephone and Internet vote MUST BE RECEIVED BY 11:59 P.M. EASTERN STANDARD TIME ON FEBRUARY 21, 2001 to be counted in the final tabulation.


         IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR
                                PROXY BY MAIL.

             YOUR CONTROL NUMBER IS:




        F  PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.  F

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        CAPITAL HOLDINGS, INC.                           REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         FOR THE SPECIAL MEETING OF SHAREHOLDERS ON FEBRUARY 22, 2001.



        The undersigned being a shareholder of Capital Holdings, Inc. ("Capital Holdings") hereby appoints John S. Szuch and Robert A. Sullivan, directors of Capital Holdings, or either one of them, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Capital Holdings which the undersigned is entitled to vote at the special meeting of shareholders (the "Meeting"), to be held at Franciscan Center, Lourdes College, 6832 Convent Blvd., Sylvania, Ohio on February 22, 2001 at 6:00 p.m., and at any and all adjournments or postponements thereof. The affirmative vote of a majority of the shares represented at the Meeting may authorize the adjournment of the Meeting; provided, however, that no proxy which is voted against the affiliation agreement and control share acquisition will be voted in favor of adjournment to solicit further proxies for the proposal.



        The undersigned acknowledges receipt from Capital Holdings prior to the execution of this proxy of Notice of the Meeting and a
        proxy statement/prospectus dated January     , 2001.


                                           .............................

                                           Signature(s)

                                           .............................
                                           Signature(s)

                                           Please sign exactly as your
                                           name appears hereon. If
                                           shares are held jointly, each
                                           holder should sign. When
                                           signing as executor,
                                           administrator, attorney
                                           trustee or guardian, etc.
                                           please give your full title.


                                           Dated: ................, 2001
                                                      VOTE BY MAIL
                                          VOTE BY
                              INTERNET
                                                   Return your proxy
                              Access the WEBSITE
                                      and
                                                  in the POSTAGE-PAID
                                cast your vote
                                                   envelope provided
                              HTTP://WWW.VOTEFAST.COM
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                            YOUR VOTE IS IMPORTANT!


          IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, PLEASE SIGN AND
          DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
           POSTAGE-PAID ENVELOPE, OR OTHERWISE TO CORPORATE ELECTION
          SERVICES, P.O. BOX 1150, PITTSBURGH, PA 15230, SO THAT YOUR
                   SHARES MAY BE REPRESENTED AT THE MEETING.


CAPITAL HOLDINGS, INC.                                           REVOCABLE PROXY

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        F  PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.  F


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         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
         ADOPT THE AFFILIATION AGREEMENT AND APPROVE THE CONTROL SHARE
                                  ACQUISITION.

This proxy is solicited on behalf of the board of directors of Capital
        Holdings. This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposal stated. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in accordance with the determination of a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. This proxy confers discretionary authority on the holders thereof to vote with respect to matters incident to the conduct of the Meeting.

1. Proposal to adopt an affiliation agreement dated as of October 24, 2000 between Fifth Third Bancorp and Capital Holdings and approval of the capital share acquisition by Fifth Third of more than a majority of the voting power of Capital Holdings pursuant to and in accordance with Section 1701.831 of the Ohio Revised Code.
                       [ ]  FOR  [ ]  AGAINST  [ ]  ABSTAIN